EXHIBIT 16.1

Stan J.H. Lee, CPA
2160 North Central Rd.  Suite 203*Fort Lee * NJ 07024
P.O. Box 436402 * San Diego* CA 92143-9402
619-623-7799 *Fax 619-564-3408 *  E-mail) stan2u@gmail.com

February 28, 2011

Securities and Exchange Commission
Washington, DC  20549

Re:  E-Band Media, Inc.

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of E-Band Media, Inc.  dated  February 28, 2011 and agree with the statements relating only to Stan J.H. Lee, CPA,  contained therein.

/s/ Stan J.H. Lee, CPA

Stan J.H. Lee, CPA
Fort Lee, NJ 07024